AMENDMENT PROFESSIONAL SERVICES CONTRACT

1. PARTIES:

This AMENDMENT is made effective as of Nov 22, 2015, by and between Easytour International Travel Service (Beijing) Co.,Ltd / Schender International Travel Inc. (SCHENDER) of Shoucheng International Block B, Room No. 1401, Chaoyang District, Beijing, China

and

Interlink Plus, Inc. (“Interlink Plus”) of 4950 S. Rainbow Blvd, Suite 150 # 326, Las Vegas, NV 89118.

2. AMENDMENT

The Agreement is amended as follows:

The Company name “Easytour International Travel Service (Beijing) Co.,Ltd / Schender International Travel Inc. (SCHENDER)” will be amended to “Easytour International Travel Service (Beijing) Co.,Ltd / Beijing Schender International Travel Inc/ Schender International Travel Inc. (SCHENDER)

3. TERMS

Except as set forth in this Amendment, the agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is amendment and the Agreement or any earlier amendment, the terms of this amendment will prevail.

IN WITNESS WHEREOF, the parties have executed this contract on the following date. DATED: Nov 9, 2015

Service Recipient:

Easytour International Travel Service (Beijing) Co.,Ltd /

Beijing Schender International Travel Inc./ Schender International Travel Inc.

By: /s/ FEIHU LI                                       President     .

           FEIHU LI                                          Title

Service Provider:

Interlink Plus, Inc.

By: /s/ DUAN FU                                       President     .

           DUAN FU                                          Title